Exhibit 99.2

LINN ENERGY, LLC

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

As of and for the Year Ended December 31, 2007

INDEX

Financial Information	Page Number

Unaudited Pro Forma Condensed Combined Balance Sheet	2
Unaudited Pro Forma Condensed Combined Statement of Operations	3
Notes to Unaudited Pro Forma Condensed Combined Financial Statements	4

LINN ENERGY, LLC

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

December 31, 2007

	Linn Energy Historical	Pro Forma Adjustments – Lamamco		Linn Energy Pro Forma
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$1,441	$—		$1,441
Accounts receivable – trade, net	138,716	8,050	a	146,766
Derivative instruments	26,100	—		26,100
Other current assets	5,768	1,811	a	7,579
Total current assets	172,025	9,861		181,886

Oil and gas properties, net	3,491,476	535,660	a	4,027,136
Property and equipment, net	32,024	1,143	a	33,167
Goodwill	64,419	—		64,419
Other noncurrent assets, net	36,625	(27,619)	a	9,006
Total assets	$3,796,569	$519,045		$4,315,614

Liabilities and Unitholders’ Capital
Current liabilities:
Accounts payable and accrued expenses	$162,058	$—		$162,058
Joint interest payable	50,444	—		50,444
Derivative instruments	6,148	—		6,148
Other current liabilities	12,943	—		12,943
Total current liabilities	231,593	—		231,593

Noncurrent liabilities:
Bank facilities	1,443,000	515,016	a	1,958,016
Derivative instruments	63,813	—		63,813
Other noncurrent liabilities	31,522	4,029	a	35,551
Total noncurrent liabilities	1,538,335	519,045		2,057,380

Unitholders’ capital:
Units issued and outstanding	2,374,660	—		2,374,660
Accumulated loss	(348,019)	—		(348,019)
	2,026,641	—		2,026,641
Total liabilities and unitholders’ capital	$3,796,569	$519,045		$4,315,614

The accompanying notes are an integral part of these pro forma condensed combined financial statements.

LINN ENERGY, LLC

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Year Ended December 31, 2007

	Linn Energy Historical	Mid- Continent Assets IV Historical	Mid- Continent Assets III Historical	Mid- Continent Assets I Historical	Pro Forma Adjust- ments		Linn Energy Pro Forma
	(in thousands, except per unit amounts)
Revenues:
Oil, gas and natural gas liquid sales	$318,226	$85,031	$196,000	$4,021	$—		$603,278
Gain (loss) on oil and gas derivatives	(345,537)	—	—	—	—		(345,537)
Natural gas marketing revenues	15,537	—	—	—	—		15,537
Other revenues	4,537	—	20,000	—	—		24,537
	(7,237)	85,031	216,000	4,021	—		297,815
Expenses:
Operating expenses	88,527	32,764	44,333	1,626	—		167,250
Natural gas marketing expenses	12,596	—	—	—	—		12,596
General and administrative expenses	57,188	—	—	—	—		57,188
Data license expenses	3,231	—	—	—	—		3,231
Depreciation, depletion and amortization	97,964	—	—	—	85,774	b	184,434
					696	c
	259,506	32,764	44,333	1,626	86,470		424,699
	(266,743)	52,267	171,667	2,395	(86,470)		(126,884)
Other income and (expenses), net	(94,033)	—	—	—	(65,887)	d	(166,298)
					(6,378)	e
Income (loss) before income taxes	(360,776)	52,267	171,667	2,395	(158,735)		(293,182)
Income tax provision	(3,573)	—	—	—	—	f	(3,573)
Net income (loss)	$(364,349)	$52,267	$171,667	$2,395	$(158,735)		$(296,755)
Net income (loss) per unit:
Units – basic	$(5.29)						$(4.31)
Units – diluted	$(5.29)						$(4.31)
Weighted average units outstanding:
Units – basic	68,916						68,916
Units – diluted	68,916						68,916

The accompanying notes are an integral part of these pro forma condensed combined financial statements.

LINN ENERGY, LLC

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

1.                          Basis of Presentation

The unaudited pro forma condensed combined balance sheet as of December 31, 2007 is derived from:

•                  the historical consolidated financial statements of Linn Energy, LLC (“Linn Energy” or the “Company”); and

•                  the preliminary purchase price allocation of assets (referred to as the “Mid-Continent IV Assets”) acquired from Lamamco Drilling Company (“Lamamco”).

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2007 is derived from:

•                  the historical consolidated financial statements of Linn Energy;

•                  the historical statements of revenues and direct operating expenses of the Mid-Continent IV Assets acquired from Lamamco;

•                  the historical statements of revenues and direct operating expenses of the assets (referred to as the “Mid-Continent III Assets”) acquired from Dominion Resources, Inc. (“Dominion”); and

•                  the historical statements of revenues and direct operating expenses of oil and gas properties in the Texas Panhandle acquired from Stallion Energy LLC, acting as general partner of Cavallo Energy, LP (“Cavallo”), (referred to as the “Mid-Continent I Assets”).

The unaudited pro forma condensed combined balance sheet gives effect to the acquisition of the Mid-Continent IV Assets as if the transaction had occurred on December 31, 2007.  The unaudited pro forma condensed combined statement of operations gives effect to the acquisition of the Mid-Continent IV Assets, the acquisitions of the Mid-Continent III Assets and Mid-Continent I Assets as if the transactions had occurred on January 1, 2007.  The transactions and the related adjustments are described in the accompanying notes.  In the opinion of Company management, all adjustments have been made that are necessary to present fairly, in accordance with Regulation S-X, the pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet and statement of operations are presented for illustrative purposes only, and do not purport to be indicative of the financial position or results of operations that would actually have occurred if the transactions described had occurred as presented in such statements or that may be obtained in the future.  In addition, future results may vary significantly from the results reflected in such statements due to factors described in “Risk Factors” included in the Annual Report on Form 10-K for the year ended December 31, 2007 and elsewhere in the Company’s reports and filings with the Securities and Exchange Commission (“SEC”).

The following unaudited pro forma condensed combined balance sheet and statement of operations should be read in conjunction with the Company’s historical consolidated financial statements and the notes thereto included in its Annual Report on Form 10-K for the year ended December 31, 2007.  The pro forma statements should also be read in conjunction with the historical statements of revenues and direct operating expenses for the assets acquired from Lamamco and the notes thereto included elsewhere in this Form 8-K/A.  In addition, the pro forma statements should also be read in conjunction with the historical statements of revenues and direct operating expenses and the notes thereto of oil and gas properties acquired from Dominion and the statements of revenues and direct operating expenses and the notes thereto of oil and gas properties acquired from Cavallo, previously filed by the Company with the SEC.

LINN ENERGY, LLC

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS - Continued

2.                          Acquisition Dates

The acquisition of the Mid-Continent IV Assets was completed on January 31, 2008, effective October 1, 2007, for a contract price of $552.2 million.

The acquisition of the Mid-Continent III Assets was completed on August 31, 2007, effective July 1, 2007, for a contract price of $2.05 billion.

The acquisition of the Mid-Continent I Assets was completed on February 1, 2007, effective January 1, 2007, for a contract price of $415.0 million.

3.                          Preliminary Purchase Price Allocation

The following presents the preliminary purchase accounting for the Mid-Continent IV Assets, based on preliminary estimates of fair value (in thousands):

Cash	$547,325
Estimated transaction costs	870
Estimated pending closing adjustments	(8,050)
540,145
Fair value of liabilities assumed	6,519
Total purchase price	$546,664

The following presents the preliminary allocation of the purchase price, based on preliminary estimates of fair value (in thousands):

Current assets	$9,861
Oil and gas properties	535,660
Property, plant and equipment	1,143
$546,664

The purchase price and purchase price allocation above are based on reserve reports, published market prices and estimates by management.  The most significant assumptions are related to the estimated fair values assigned to proved oil and gas properties.  To estimate the fair values of these properties, the Company utilized preliminary estimates of oil and gas reserves.  The Company estimated future prices to apply to the estimated reserve quantities acquired, and estimated future operating and development costs, to arrive at estimates of future net revenues.  The Company also reviewed comparable purchases and sales of oil and gas properties within the same regions.  The purchase price and the allocation of the purchase price are preliminary.  Items pending completion include final closing adjustments and completion of independent appraisals of fixed assets, and additional analysis related to the fair value of oil and gas reserves, including discounted cash flows and market-based data.  The purchase price and purchase price allocation will be finalized within one year of the acquisition date.

LINN ENERGY, LLC

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS - Continued

4.                          Pro Forma Adjustments

The Company’s historical results of operations will or do include the results of the Mid-Continent IV Assets, Mid-Continent III Assets and the Mid-Continent I Assets effective February 1, 2008, September 1, 2007 and February 1, 2007, respectively.  The pro forma statements of operations include adjustments to reflect the acquisitions as if they had occurred on January 1, 2007.  The unaudited pro forma condensed combined financial statements have been adjusted to:

a.               reflect the purchase price paid by Linn Energy for purchase of the Mid-Continent IV Assets, as detailed in Note 3 above, and adjustments to historical book values of the Mid-Continent IV Assets to their estimated fair values in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations”

b.              record incremental depreciation, depletion and amortization expense, using the units-of-production method, related to acquired oil and gas properties, and depreciation over estimated useful lives from three to 20 years using the straight-line method for acquired property, plant and equipment as follows:

•                  Mid-Continent IV Assets – January 1 through December 31, 2007, $15.6 million

•                  Mid-Continent III Assets – January 1 through August 31, 2007, $69.0 million

•                  Mid-Continent I Assets – January 1 through January 31, 2007, $1.1 million

c.               record accretion expense related to asset retirement obligation on oil and gas properties acquired as follows:

•                  Mid-Continent IV Assets – January 1 through December 31, 2007, $0.3 million

•                  Mid-Continent III Assets – January 1 through August 31, 2007, $0.4 million

•                  Mid-Continent I Assets – January 1 through January 31, 2007, $9,000

d.              record interest expense as follows:

•                  Mid-Continent IV Assets – associated with debt of approximately $542.6 million incurred to fund the purchase price; the assumed average interest rate was 7.30%

•                  Mid-Continent III Assets – associated with debt of approximately $545.2 million incurred to fund the purchase price; the assumed interest rate was 7.095%

•                  Mid-Continent I Assets – associated with debt of approximately $34.5 million incurred to fund the purchase price; the assumed interest rate was 6.635%

A 1/8 percentage change in the assumed interest rate would result in an adjustment to pro forma net income for the year ended December 31, 2007 as follows (in thousands):

Mid-Continent IV Assets	$686
Mid-Continent III Assets	459
Mid-Continent I Assets	4
Total	$1,149

e.               record incremental amortization of deferred financing fees associated with borrowings entered into to fund the acquisitions of the Mid-Continent IV Assets, Mid-Continent III Assets and Mid-Continent I Assets

LINN ENERGY, LLC

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS - Continued

f.                 The Company is treated as a partnership for federal and state income tax purposes.  The Company subsidiaries that acquired the Mid-Continent IV Assets, Mid-Continent III Assets and Mid-Continent I Assets are also treated as partnerships for federal and state income tax purposes.  Accordingly, no recognition has been given to federal and state income taxes in the accompanying unaudited pro forma condensed combined financial statements.

5.                          Other Revenues

The historical statement of revenues and direct operating expenses of the Mid-Continent Assets III for the eight months ended August 31, 2007 includes revenues from volumetric production payment (“VPP”) contracts of approximately $18.0 million.  Had these revenues been excluded, pro forma net income for the year ended December 31, 2007, would have been reduced by the VPP revenues recorded.  In accordance with the terms of the Mid-Continent Asset III acquisition agreement, the Company has delivery obligations under the VPP contracts through the first quarter of 2008, but will not recognize revenues associated with the VPP contracts.

6.                          Supplemental Oil and Gas Reserve Information

The following tables set forth certain unaudited pro forma information concerning Linn Energy’s proved oil, gas and natural gas liquid (“NGL”) reserves for the year ended December 31, 2007, giving effect to the acquisition of the Mid-Continent IV Assets as if it had occurred on January 1, 2007.  There are numerous uncertainties inherent in estimating the quantities of proved reserves and projecting future rates of production and timing of development expenditures.  The following reserve data represents estimates only and should not be construed as being exact.

	Year Ended December 31, 2007
	Linn Energy Historical	Mid-Continent Assets IV Historical	Linn Energy Pro Forma
	Gas (MMcf)
Proved developed and undeveloped reserves:
Beginning of year	274,006	33,789	307,795
Revisions of previous estimates	(25,418)	6,330	(19,088)
Purchase of minerals in place	737,583	—	737,583
Sales of minerals in place	(1,505)	—	(1,505)
Extension and discoveries	71,191	—	71,191
Production	(27,001)	(1,510)	(28,511)
End of year	1,028,856	38,609	1,067,465
Proved developed reserves:
Beginning of year	166,007	26,558	192,565
End of year	762,115	31,326	793,441

LINN ENERGY, LLC

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS - Continued

	Year Ended December 31, 2007
	Linn Energy Historical	Mid-Continent Assets IV Historical	Linn Energy Pro Forma
	Oil and NGL (MBbls)
Proved developed and undeveloped reserves:
Beginning of year	30,010	37,326	67,336
Revisions of previous estimates	6,659	10,597	17,256
Purchase of minerals in place	59,564	—	59,564
Sales of minerals in place	(1)	—	(1)
Extension and discoveries	3,907	—	3,907
Production	(2,263)	(1,258)	(3,521)
End of year	97,876	46,665	144,541
Proved developed reserves:
Beginning of year	24,675	23,136	47,811
End of year	68,337	31,668	100,005

	Year Ended December 31, 2007
	Linn Energy Historical	Mid-Continent Assets IV Historical	Linn Energy Pro Forma
	Total (MMcfe)
Proved developed and undeveloped reserves:
Beginning of year	454,066	257,745	711,811
Revisions of previous estimates	14,531	69,912	84,443
Purchase of minerals in place	1,094,967	—	1,094,967
Sales of minerals in place	(1,511)	—	(1,511)
Extension and discoveries	94,633	—	94,633
Production	(40,579)	(9,058)	(49,637)
End of year	1,616,107	318,599	1,934,706
Proved developed reserves:
Beginning of year	314,057	165,374	479,431
End of year	1,172,142	221,334	1,393,476

Summarized in the following tables is information for the standardized measure of discounted cash flows relating to proved reserves as of December 31, 2007, giving effect to the acquisition of the Mid-Continent IV Assets.  Future cash flows are computed by applying year-end pricing relating to proved reserves to the year-end quantities of those reserves.  Future production, development, site restoration and abandonment costs are derived based on current costs assuming continuation of existing economic conditions.  There are no future income tax expenses because the Company is a nontaxable entity.  The information should be viewed only as a form of standardized disclosure concerning possible future cash flows that would result under the assumptions used, but should not be viewed as indicative of fair market value.  Reference is made to the Company’s financial statements for the fiscal year ended December 31, 2007, as well as to the historical statements of revenues and direct operating expenses of assets acquired from Lamamco included elsewhere this Form 8-K/A for a discussion of the assumptions used in preparing the information presented.

LINN ENERGY, LLC

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS - Continued

	December 31, 2007
	Linn Energy Historical	Mid-Continent Assets IV Historical	Linn Energy Pro Forma
	(in thousands)

Future estimated revenues	$13,974,496	$4,530,852	$18,505,348
Future estimated production costs	(3,482,336)	(1,785,278)	(5,267,614)
Future estimated development costs	(720,170)	(150,585)	(870,755)
Future net cash flows	9,771,990	2,594,989	12,366,979
10% annual discount for estimated timing of cash flows	(6,313,751)	(1,677,161)	(7,990,912)
Standardized measure of discounted future estimated net cash flows	$3,458,239	$917,828	$4,376,067

The following table summarizes the principal sources of change in the standardized measure of discounted future estimated net cash flows:

	Year Ended December 31, 2007
	Linn Energy Historical	Mid-Continent Assets IV Historical	Linn Energy Pro Forma
	(in thousands)

Sales of oil and gas production, net of production costs	$(229,699)	$(52,267)	$(281,966)
Changes in estimated future development costs	5,411	—	5,411
Net changes in prices and production costs	83,597	364,252	447,849
Purchase and sale of minerals in place	2,493,768	—	2,493,768
Extensions, discoveries, and improved recovery, less related costs	176,693	—	176,693
Development costs incurred during the period	91,273	—	91,273
Revisions of previous quantity estimates	23,481	221,260	244,741
Change in discount	55,226	38,861	94,087
Changes in production rates and other	206,229	(42,884)	163,345
	$2,905,979	$529,222	$3,435,201

It is necessary to emphasize that the data presented should not be viewed as representing the expected cash flow from, or current value of, existing proved reserves since the computations are based on a large number of estimates and arbitrary assumptions.  Reserve quantities cannot be measured with precision and their estimation requires many judgmental determinations and frequent revisions.  The required projection of production and related expenditures over time requires further estimates with respect to pipeline availability, rates of demand and governmental control.  Actual future prices and costs are likely to be substantially different from the current prices and costs utilized in the computation of reported amounts.  Any analysis or evaluation of the reported amounts should give specific recognition to the computational methods utilized and the limitations inherent therein.